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                                                           Exhibit 99.B(e)(1)(i)

[ING FUNDS LOGO]


March 30, 2005


Michael J. Roland
Executive Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Roland:

     Pursuant to the Distribution Agreement dated February 25, 2003, as amended, between ING Variable Insurance Trust and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Distributor to render distribution services to ING GET U.S. Core Portfolio - Series 10, ING GET U.S. Core Portfolio - Series 11, and ING GET U.S. Core Portfolio - Series 12, each a newly established series of ING Variable Insurance Trust (the "Portfolios"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     Please signify your acceptance to act as Distributor under the Agreement with respect to the aforementioned Portfolios by signing below.


                                            Very sincerely,


                                            /s/ Robert S. Naka
                                            ------------------
                                            Robert S. Naka
                                            Senior Vice President
                                            ING Variable Insurance Trust


ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC


By: /s/ Michael J. Roland
    --------------------------------
    Michael J. Roland
    Executive Vice President


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
7337 E. Doubletree Ranch Rd.           Tel: 480-477-3000               ING Variable Insurance Trust
Scottsdale, AZ 85258-2034              Fax: 480-477-2700
                                       www.ingfunds.com
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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                          ING VARIABLE INSURANCE TRUST

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

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
FUND
----
ING GET U.S. Core Portfolio - Series 1

ING GET U.S. Core Portfolio - Series 2

ING GET U.S. Core Portfolio - Series 3

ING GET U.S. Core Portfolio - Series 4

ING GET U.S. Core Portfolio - Series 5

ING GET U.S. Core Portfolio - Series 6

ING GET U.S. Core Portfolio - Series 7

ING GET U.S. Core Portfolio - Series 8

ING GET U.S. Core Portfolio - Series 9

ING GET U.S. Core Portfolio - Series 10

ING GET U.S. Core Portfolio - Series 11

ING GET U.S. Core Portfolio - Series 12

ING GET U.S. Opportunity Portfolio - Series 1

ING GET U.S. Opportunity Portfolio - Series 2
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